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                                                                    Exhibit 3.13

                            ARTICLES OF INCORPORATION

                                       OF

                          MAGIC HOUR PRODUCTIONS. INC.

                                        I

The name of this corporation is:

          MAGIC HOUR PRODUCTIONS, INC.

                                       II

          The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

          The name and address in the State of California of this corporation's initial agent for service of process is:

                               Michael Wolf, Esq.
                    11400 West Olympic Boulevard, Ninth Floor
                          Los Angeles, California 90064

                                       IV

          This corporation is authorized to issue only one class of shares of stock, and the total number of shares which this corporation is authorized to issue is one million (1,000,000) shares.

                                        V

          The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VI

          This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to this corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

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          IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on February 10, 1993.


                                                 /s/ Michael Wolf
                                                 -------------------------------
                                                 MICHAEL WOLF, Incorporator

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                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION


Marc Greenberg and Richard Goldberg certify that:

          1. They are the president anal secretary, respectively, of Magic Hour Productions, Inc., a California corporation.

          2. Article I of the articles of incorporation of this corporation is amended to read as follows:

          "The name of this corporation is: MAGIC HOUR PICTURES, INC."

          3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

          4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is l00,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated as of: December 29, 1994


                                                 /s/ Marc Greenberg
                                                 -------------------------------
                                                 MARC GREENBERG, President


                                                 /s/ Richard Goldberg
                                                 -------------------------------
                                                 RICHARD GOLDBERG, Secretary

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                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION


Marc Greenberg and Richard Goldberg certify that:

          1. They are the president and secretary, respectively, of MAGIC HOUR PRODUCTIONS, INC., a California corporation.

          2. Article I of the articles of incorporation of this corporation is amended to read as follows:

          "The name of this corporation is: MH PICTURES, INC."

          3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

          4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is l00,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated as of: January 3, 1996


                                                 /s/ Marc Greenberg
                                                 -------------------------------
                                                 MARC GREENBERG, President


                                                 /s/ Richard Goldberg
                                                 -------------------------------
                                                 RICHARD GOLDBERG, Secretary